EXHIBIT 32(b)

Assisted Housing Fund  L.P. I

Certification of the Principal Accounting Officer of the General Partner

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Brett J. Atkinson, Principal Accounting Officer of Murphey Favre Properties, Inc., General Partner of Assisted Housing Fund L.P. I,  does hereby certify that this report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and the results of operations of the Investor Partnership.

By:	Murphey Favre Properties, Inc.
General Partner

By:	/s/ Brett J. Atkinson	Date:	November 12, 2003
Brett J. Atkinson
Treasurer and Principal Accounting Officer